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                                                                      Exhibit 23


                      CONSENT OF PRICEWATERHOUSECOOPERS LLP


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Health Power, Inc. on Form S-8 (File No. 33-91956), Form S-8 (File No. 33-91958), Form S-8 (33-91852), Form S-8 (File No. 333-20535), Form S-8 (File
No. 333-45857), and Form S-3 (File No. 33-80035) of our report dated September 23, 1999, on our audits of the financial statements of Anthem Managed Comp as of December 31, 1998 and 1997, and for the years ended December 31, 1998 and 1997, and for the period from October 1, 1996 (date of commencement) to December
31, 1996, which report is included in this Form 8-K/A filing of Health Power, Inc.



Columbus, Ohio                                   /s/ PricewaterhouseCoopers LLP
September 29, 1999                               -------------------------------
                                                 PricewaterhouseCoopers LLP